UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 25, 2018
(Date of earliest event reported)

Lithia Motors, Inc.
(Exact name of registrant as specified in its charter)

OR (State or other jurisdiction of incorporation)	001-14733 (Commission File Number)	93-0572810 (IRS Employer Identification Number)

150 N. Bartlett St, Medford, OR (Address of principal executive offices)		97501 (Zip Code)
541-776-6401 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check box whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

     Effective June 25, 2018, Lithia Motors, Inc. (the “Company”), entered into a Second Amended and Restated Loan Agreement (the "Loan Agreement"), amending its Amended and Restated Loan Agreement (the “Existing Loan Agreement”) with U.S. Bank National Association as agent for the lenders, and U.S. Bank National Association; Ally Bank; American Honda Finance Corporation; Bank of America, N.A.; Bank of the West; BMO Harris Bank N.A.; BMW Financial Services NA, LLC; Branch Banking & Trust Company; Capital One, N.A.; Hyundai Capital America; JPMorgan Chase Bank, N.A.; Mercedes-Benz Financial Services USA LLC; M&T Bank; Nissan Motor Acceptance Corporation; PNC Bank, National Association; Santander Bank, N.A.; TD Bank, N.A.; Toyota Motor Credit Corporation; VW Credit, Inc.; and Wells Fargo Bank, NA, as lenders. Prior to the Loan Agreement, the Existing Loan Agreement provided for a credit facility with an aggregate total financing commitment of $2.4 billion, which would have matured in August 2022. Among other changes from the Existing Loan Agreement, under the Loan Agreement the aggregate total financing commitment has been increased to $2.6 billion and the term of the credit facility has been extended to July 2023. Under the Loan Agreement as amended, the total commitment is allocated $50 million to used vehicle inventory floorplan financing, $450 million to revolving loans for acquisitions and other general corporate purposes, and the remaining $2.1 billion for new vehicle inventory floorplan financing. The Company has the option to reallocate the commitments, provided that the used vehicle inventory floorplan financing commitment does not exceed 16.5% of aggregate commitments, the revolving loan commitment does not exceed 18.75% of aggregate commitments, and the sum of these commitments plus the new vehicle inventory floorplan financing commitment does not exceed the aggregate total financing commitment of $2.6 billion. Additionally, the Company may request an increase in the aggregate new vehicle floor plan commitment of up to $400 million provided that the aggregate commitment does not exceed $3.0 billion. The interest rate on the credit facility varies based on the type of debt, with the rate of one-month LIBOR plus 1.25% for new vehicle floorplan financing, one-month LIBOR plus 1.50% for used vehicle floorplan financing and a variable interest rate on the revolving financing ranging from the one-month LIBOR plus 1.25% to 2.25% depending on the Company’s leverage ratio.

A copy of the Second Amended and Restated Loan Agreement is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Second Amended and Restated Loan Agreement dated June 25, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 25, 2018		LITHIA MOTORS, INC.
		By:	/s/ John F. North III
John F. North III
Senior Vice President and Chief Financial Officer

Exhibit Index
Exhibit No.	Description
10.1	Second Amended and Restated Loan Agreement dated June 25, 2018